Exhibit 99.3

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Financial Statements
For the Years Ended December 31, 2009, and 2008
And the Nine Months Ended September 30, 2010 and 2009 (unaudited)

Contents

Page

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Balance Sheets as of December 31, 2009 and 2008 and September 30, 2010 (unaudited)	F-2

Statements of Operations and Other Comprehensive Income (Loss) for the years ended December 31, 2009 and 2008 and for the nine months ended September 30, 2010 and 2009 (unaudited)	F-3

Statement of Stockholders' Equity for the years ended December 31, 2009 and 2008 and for the nine months ended September 30, 2010 (unaudited)	F-4

Statements of Cash Flows for the years ended December 31, 2009 and 2008 and for the nine months ended September 30, 2010 and 2009 (unaudited)	F-5

Notes to Financial Statements	F-6

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Dalian Heavy Mining Equipment Manufacturing Co., Ltd.

We have audited the accompanying balance sheets of Dalian Heavy Mining Equipment Manufacturing Co., Ltd. as of December 31, 2009 and 2008, and the related statements of operations and other comprehensive income (loss), stockholders' equity, and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dalian Heavy Mining Equipment Manufacturing Co., Ltd. as of December 31, 2009 and 2008 and the results of its operations and cash flows for the years ended December 31, 2009 and 2008, in conformity with U.S. generally accepted accounting principles.

Goldman Kurland Mohidin LLP

Encino, California
November 3, 2010

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Balance Sheets

	September 30,	December 31,	December 31,
	2010	2009	2008
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$1,001,213	$1,089,775	$740,109
Restricted cash	56,542	-	461,286
Accounts receivable, net of allowance for doubtful accounts of $221,542, $79,129 and $9,944	2,969,880	742,082	326,734
Inventory, net	3,424,052	5,622,810	2,497,466
Other receivables	718,845	475,128	875,364
Due from related party	50,289	96,226	172,433
Advances to suppliers	485,600	509,184	1,271,223
Notes receivable	386,226	827,388	14,670
Prepaid expenses	29,513	79,277	11,883

Total current assets	9,122,160	9,441,870	6,371,168

Property and equipment, net	396,483	330,785	249,084
Retention receivable-non current	568,164	379,608	200,539
Long-term deposit	598,351	586,360	-
Other assets	23,204	39,792	17,571

TOTAL ASSETS	$10,708,362	$10,778,415	$6,838,362

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,223,694	$2,758,750	$662,591
Other payables	784,571	83,863	54,470
Unearned revenue	2,684,647	5,784,319	4,799,609
Advances from shareholder	-	146,700	151,101
Due to related party	-	-	35,660
Short-term loan	1,497,000	-	-
Total current liabilities	8,189,912	8,773,632	5,703,431

Commitments and contingencies

STOCKHOLDERS' EQUITY:
Paid-in capital	1,371,916	1,371,916	1,371,916
Other comprehensive income	128,304	81,199	80,649
Statutory reserve	173,238	75,307	14,183
Retained earnings (accumulated deficit)	844,992	476,361	(331,817)
Total stockholders' equity	2,518,450	2,004,783	1,134,931

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,708,362	$10,778,415	$6,838,362

The accompanying notes are an integral part of these financial statements.

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Statements of Operations and Other Comprehensive Income (Loss)

	Nine Months Ended September 30,		Years Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)

Net Revenue	$9,877,237	$6,248,007	$9,947,893	$6,043,828

Cost of Revenue	7,724,279	5,046,372	7,817,162	5,269,971

Gross profit	2,152,958	1,201,635	2,130,731	773,857

Operating expenses
Selling	174,661	245,359	382,671	290,617
General and administrative	673,279	520,479	732,735	564,814
Total operating expenses	847,940	765,838	1,115,406	855,431

Income (loss) from operations	1,305,018	435,797	1,015,325	(81,574)

Non-operating income (expense):
Other income (expense), net	93,627	83,543	83,086	(2,083)
Interest income	3,096	2,855	6,746	13,540
Interest expense	(95,992)	(19,592)	(31,223)	(23,158)
Total non-operating income (expense)	731	66,806	58,609	(11,701)

Income (loss) before income tax	1,305,749	502,603	1,073,934	(93,275)

Provision for income tax	326,437	61,142	204,632	-

Net income (loss)	979,312	441,461	869,302	(93,275)

Other comprehensive income
Foreign currency translation gain	47,105	332	550	78,830

Comprehensive income (loss)	$1,026,417	$441,793	$869,852	$(14,445)

The accompanying notes are an integral part of these financial statements.

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Statement of Stockholders' Equity

				(Accumulated
		Other		Deficit)	Total
	Paid in	Comprehensive	Statutory	Retained	Stockholders'
	Capital	Income	Reserve	Earnings	Equity
Balance, December 31, 2007	$1,371,916	$1,819	$14,183	$(238,542)	$1,149,376

Foreign currency translation gain	-	78,830	-	-	78,830

Net loss	-	-	-	(93,275)	(93,275)

Balance, December 31, 2008	1,371,916	80,649	14,183	(331,817)	1,134,931

Foreign currency translation gain	-	550	-	-	550

Net income	-	-	-	869,302	869,302

Transfer to statutory reserve	-	-	61,124	(61,124)	-

Balance, December 31, 2009	1,371,916	81,199	75,307	476,361	2,004,783

Foreign currency translation gain	-	47,105	-	-	47,105

Dividend	-	-	-	(512,750)	(512,750)

Net income	-	-	-	979,312	979,312

Transfer to statutory reserve	-	-	97,931	(97,931)	-

Balance, September 30, 2010 (unuadited)	$1,371,916	$128,304	$173,238	$844,992	$2,518,450

The accompanying notes are an integral part of these financial statements.

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Statements of Cash Flows

	Nine Months Ended September 30,		Years Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$979,312	$441,461	$869,302	$(93,275)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	63,793	53,712	74,521	21,328
Loss on disposal of assets	-	-	-	1,125
(Increase) / decrease in assets:
Accounts receivable	(2,174,193)	353,760	(415,085)	1,181,718
Other receivables	(229,937)	146,524	247,033	268,110
Advance to suppliers	33,406	619,574	761,556	(264,404)
Due from related party	47,072	89,876	76,159	(140,601)
Prepaid expenses	50,492	(31,304)	(67,351)	(11,676)
Inventory	2,273,558	(3,800,453)	(3,123,361)	(1,578,646)
Notes receivable	450,126	(460,931)	(812,203)	(14,415)
Accounts receivable: non current	-	(347,053)	17,560	(17,265)
Retention receivable: non current	(177,653)	(15,487)	(178,956)	(197,046)
Long-term deposit	-	-	(585,988)	-
Other assets	17,100	(39,763)	(39,767)	-
Increase / (decrease) in current liabilities:
Accounts payable	401,433	1,679,298	2,094,830	236,450
Unearned revenue	(3,162,071)	1,726,729	984,085	1,790,409
Other payables	733,173	(310,280)	180,140	(151,828)
Due to related party	-	(35,633)	(35,637)	35,039
Accrued payroll	(46,321)	(43,977)	2,184	43,244

Net cash provided by (used in) operating activities	(740,710)	26,053	49,022	1,108,267

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	(55,560)	460,940	460,993	-
Payments for property and equipment	(121,703)	(135,467)	(156,170)	(212,057)

Net cash provided by (used in) investing activities	(177,263)	325,473	304,823	(212,057)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of short-term note	(294,200)	-	-	(435,344)
Proceeds from short-term note	1,765,200	-	-	-
Repayment of advances from related party	(147,100)	-	(4,398)	-
Dividends paid	(512,750)	-	-	-

Net cash provided by (used in) financing activities	811,150	-	(4,398)	(435,344)

Effect of exchange rate changes on cash and cash equivalents	18,261	263	219	25,907

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(88,562)	351,789	349,666	486,773

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	1,089,775	740,109	740,109	253,336

CASH & CASH EQUIVALENTS, ENDING BALANCE	$1,001,213	$1,091,898	$1,089,775	$740,109

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$64,871	$-	$-	$-
Income taxes paid	$211,728	$81,217	$96,836	$76,096

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Notes to Financial Statements
December 31, 2009 and 2008
And September 30, 2010 and 2009 (unaudited)

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Dalian Heavy Mining Equipment Manufacturing Co., Ltd. (the “Company”) was incorporated in the Liaoning Province of the Peoples Republic of China (“PRC”) on December 18, 1992.  The Company designs and manufactures clean technology (“CleanTech”) industrial machinery used in coking, a critical but highly pollutive step in crude steel production. The Company’s products are sold to large and medium size steel mills and coke plants in China which use or are planning to use the coke dry quenching (“CDQ”) method of coking, a more environmentally friendly and energy conservative method of coking as compared to the traditional coke wet quenching method.

The Company currently designs and manufactures CDQ transport cars used in complete CDQ systems and CleanTech coke oven machineries such as coke oven elevators, smoke transfer machines, and coal cleaning machines. These CleanTech coke oven machineries are used for maintaining coke ovens and reducing the amount of pollution they emit.  The Company also designs and manufactures core coke oven products such as coke drums, coke drum carriers, wet quenching cars, coal freight cars, coke guide cars, and coke pushers. These core coke oven products are necessary components for all coke oven systems.

Basis of Presentation

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).  The Company’s functional currency is the Chinese Yuan Renminbi (RMB); however the accompanying financial statements were translated and presented in United States Dollars (“$” or “USD”).

Foreign Currency Translation

The accounts of the Company were maintained in RMB and were translated into USD in accordance with Accounting Standards Codification (“ASC”) Topic 830 “Foreign Currency Matters,” with the RMB as the functional currency for the Company. According to Topic 830, all assets and liabilities were translated at the exchange rate on the balance sheet dates, stockholders’ equity is translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC Topic 220, “Comprehensive Income.”

Interim Financial Statements

The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s financial position, the results of its operations, and cash flows for the periods presented. The results of operations for the nine months ended September 30, 2010 are not necessarily indicative of the results for the year ending December 31, 2010. The accompanying unaudited financial statements are presented in accordance with the requirements for Form 10-Q. Accordingly, they do not include all the disclosures normally required by US GAAP.

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Notes to Financial Statements
December 31, 2009 and 2008
And September 30, 2010 and 2009 (unaudited)

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Areas that require estimates and assumptions include valuation of accounts receivable and inventory, determination of useful lives of property and equipment, estimation of certain liabilities and sales returns.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Restricted Cash

Restricted cash consists of monies deposited by certain customers related to product warranties which are to be held by the Company until the warranty period expires.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of the reserve.

Inventories

Inventory costs include materials, labor and overhead, stated at the lower of cost or market. The Company compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower. Additionally, the Company determines cost of work in process and finished products using the specific identification method based on actual costs accumulated under a job-order cost system.

Advances to Suppliers

The Company makes advances to certain vendors to purchase its material. The advances are interest free and unsecured.

Notes Receivable

Notes receivable consist of bank notes received from customers as payment on their accounts receivable balance. The notes are guaranteed by a bank and bear no interest. The notes are generally due within six months from the date of issuance.

Retention Receivable

The Company had retention receivable from customers for product quality assurance of $568,164, $330,785 and $200,539 as of September 30, 2010, December 31, 2009 and 2008, respectively. The retention rate varies from 5% to 10% of the sales price with variable terms up to one year.

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Notes to Financial Statements
December 31, 2009 and 2008
And September 30, 2010 and 2009 (unaudited)

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When vehicles and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of vehicles and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Equipment	5 years
Vehicles	5 years
Office equipment	5 years

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, “Property, Plant, and Equipment,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review, the Company believes that as of December 31, 2009 and 2008, and as of September 30, 2010 (unaudited) there was no significant impairment of its long-lived assets.

Fair Value of Financial Instruments

Certain of the Company’s financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, advances to suppliers, accounts payable, accrued liabilities and short-term loans and notes payable, have carrying amounts that approximate their fair values due to their short maturities.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Notes to Financial Statements
December 31, 2009 and 2008
And September 30, 2010 and 2009 (unaudited)

The Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Concentration of Credit Risk

Cash includes cash on hand and demand deposits in accounts maintained within China. Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash. Balances at financial institutions within China are not covered by insurance.  The Company has not experienced any losses in such accounts.

The following table shows the customers and vendors which accounted for more than 10% of sales and purchases for the respective period:

	Nine Months Ended September 30,		Years Ended December 31,
	2010	2009	2009	2008

Customer A	38%	44%	32%	58%
Customer B	28%	37%	28%	10%
Customer C	22%	-	-	-

Vendor A	-	-	-	22%
Vendor B	-	-	-	12%

As of September 30, 2010, Company A has 52.3% of accounts receivable and 6.6% of retentions receivable; Company B has 26.8% of accounts receivable and 9.0% of retentions receivable; Company C has 0.2% of accounts receivable and 21.1% of retentions receivable.  For all other periods presented, there was 0% in accounts receivable and 0% in accounts payable for major customers and suppliers.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and by the general state of the PRC’s economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery and installation is completed, the customer acceptance is obtained, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Unearned Revenue

The Company records payments for goods before all relevant criteria for revenue recognition are satisfied under unearned revenue.

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Notes to Financial Statements
December 31, 2009 and 2008
And September 30, 2010 and 2009 (unaudited)

Advertising Costs

The Company expenses advertising as incurred or, as appropriate, the first time the advertising takes place.  Advertising costs for the years ended December 31, 2009 and 2008 and for the nine months ended September 30, 2010 and 2009 were not significant.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Foreign Currency Transactions and Comprehensive Income

US GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income.  Translation gains of $81,199, $80,649 and $128,304 at December 31, 2009 and 2008 and September 30, 2010, respectively, are classified as an item of other comprehensive income in the stockholders’ equity section of the balance sheets.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with the ASC Topic 260, “Earnings Per Share.”  Basic earnings per share is based upon the weighted average number of common shares outstanding.  Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  Earnings per share was not presented in the accompanying statement of operations as the Company is privately-held.

Statement of Cash Flows

In accordance with ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Notes to Financial Statements
December 31, 2009 and 2008
And September 30, 2010 and 2009 (unaudited)

Recent Pronouncements

In October 2009, the FASB issued Accounting Standards Update 2009-15 ("ASU 2009-15") regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The adoption of this ASU did not have a significant impact on the Company’s financial statements.

On December 15, 2009, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements”.  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting.  The adoption of this ASU did not have a material impact on the Company’s financial statements.

In December 2009, FASB issued ASU No. 2009-17 Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. This ASU is effective for fiscal years beginning on or after November 15, 2009, and interim periods within those fiscal years. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In March 2010, FASB issued ASU No. 2010-10 Amendments for Certain Investment Funds. This update defers the effective date of the amendments to the consolidation requirements made by FASB Statement 167 to a reporting entity’s interest in certain types of entities. The deferral will mainly impact the evaluation of reporting enterprises’ interests in mutual funds, private equity funds, hedge funds, real estate investment entities that measure their investment at fair value, real estate investment trusts, and venture capital funds. The ASU also clarifies guidance in Statement 167 that addresses whether fee arrangements represent a variable interest for all service providers and decision makers. The ASU is effective for interim and annual reporting periods in fiscal year beginning after November 15, 2009. The adoption of this ASU did not have a material impact on the Company’s financial statements.

On February 25, 2010, the FASB issued ASU 2010-09 Subsequent Events Topic 855 “Amendments to Certain Recognition and Disclosure Requirements,” effective immediately. The amendments in the ASU remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. The FASB believes these amendments remove potential conflicts with the SEC’s literature. The adoption of this ASU did not have a material impact on the Company’s financial statements.

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Notes to Financial Statements
December 31, 2009 and 2008
And September 30, 2010 and 2009 (unaudited)

On March 5, 2010, the FASB issued ASU No. 2010-11 Derivatives and Hedging Topic 815 “Scope Exception Related to Embedded Credit Derivatives.” This ASU clarifies the guidance within the derivative literature that exempts certain credit related features from analysis as potential embedded derivatives requiring separate accounting. The ASU specifies that an embedded credit derivative feature related to the transfer of credit risk that is only in the form of subordination of one financial instrument to another is not subject to bifurcation from a host contract under ASC 815-15-25, Derivatives and Hedging — Embedded Derivatives — Recognition. All other embedded credit derivative features should be analyzed to determine whether their economic characteristics and risks are “clearly and closely related” to the economic characteristics and risks of the host contract and whether bifurcation is required. The ASU was effective for the Company on July 1, 2010. Early adoption is permitted. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In April 2010, the FASB issued Accounting Standards Update 2010-13, “Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades,” or ASU 2010-13. This Update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The Company does not expect the adoption of ASU 2010-17 to have a significant impact on its financial statements.

Note 3 – Inventory

Inventory consists of the following at September 30, 2010, December 31, 2009 and 2008:

	September 30,	December 31,	December 31,
	2010	2009	2008

Raw Materials	$386,586	$685,275	$394,001
Work in Process	3,037,466	4,937,535	2,160,395
Inventory Reserve	-	-	(56,930)
Iventory, net	$3,424,052	$5,622,810	$2,497,466

Note 4 – Property and Equipment

Property and equipment consist of the following at September 30, 2010 (unaudited), December 31, 2009 and 2008:

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Notes to Financial Statements
December 31, 2009 and 2008
And September 30, 2010 and 2009 (unaudited)

	September 30,	December 31,	December 31,
	2010	2009	2008

Equipment	$63,067	$41,518	$17,031
Vehicles	421,619	325,150	237,141
Office Equipment	129,780	114,112	70,339
	614,466	480,780	324,511
Less: Accumulated Depreciation	(217,983)	(149,995)	(75,427)
Property and equipment, net	$396,483	$330,785	$249,084

The Company recorded depreciation of $65,793 and $53,712 for the nine months ended September 30, 2010 and 2009, respectively, and $74,521 and $21,328 for the years ended December 31, 2009 and 2008, respectively.

Note 5 - Employee Welfare Plan

The total expense for the employee common welfare was $10,653 and $3,612 for the nine months ended September 30, 2010 and 2009, respectively, and $6,879 and $7,551 for the years ended December 31, 2009 and 2008.  The Chinese government abolished the 14% welfare plan policy during 2007.  The Company is not required to establish welfare and common welfare reserves.

Note 6 - Statutory Reserve and Development Fund

As stipulated by the Company Law of the PRC, net income after tax can only be distributed as dividends after appropriation has been made for the following:

i.	Making up cumulative prior years’ losses, if any;

ii.
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital;

iii.
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory common welfare fund” (“SCWF”), which is established for the purpose of providing employee facilities and other collective benefits to the Company’s employees; and

iv.
Allocations to the discretionary surplus reserve, if approved in the stockholders’ general meeting.  The Company allocates 5% of income after tax as development fund. The fund is for enlarging its business and increasing capital.

Pursuant to the new Corporate Law effective on January 1, 2006, there is now only one "Statutory surplus reserve" requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

The Company appropriated $61,124, $0 and $97,931 as a reserve for the statutory surplus reserve for the years ended December 31, 2009 and 2008, and for the nine months ended September 30, 2010, respectively.

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Notes to Financial Statements
December 31, 2009 and 2008
And September 30, 2010 and 2009 (unaudited)

Note 7 - Taxes

Local PRC Income Tax

Pursuant to the tax laws of China, general enterprises are subject to income tax at an effective rate of 25%. A reconciliation of tax at US federal statutory rate to the provision for income tax recorded in the financial statements for years ended December 31, 2009 and 2008 and for the nine months ended September 30, 2010 and 2009 is as follows:

	September 30,	September 30,	December 31,	December 31,
	2010	2009	2009	2008

Tax provision at statutory rate	34%	34%	34%	34%
Foreign tax rate difference	-9%	-9%	-9%	-9%
Utilization of NOL	-	-13%	-6%	-
Current operating losses not utilized	-	-	-	-25%
	25%	12%	19%	0%

Note 8 - Related Party Transactions

Due from related party

Due from related party is due on demand from a company that is 40% owned by the son of a shareholder of the Company and was $50,289, $96,226 and $172,433 at September 30, 2010 and December 31, 2009 and 2008, respectively.

Advances from shareholder

Advances from shareholder were  advanced to the Company for working capital.  The advances do not bear interest and are payable upon demand.  Advances from shareholder were $0, $146,700 and $151,101 at September 30, 2010 and December 31, 2009 and 2008, respectively.

Due to related party

Due to related party represents amounts due to a company whose CEO is also the CEO of the Company and was $0, $0 and $35,660 at September 30, 2010 and December 31, 2009 and 2008, respectively.

Note 9 – Short-term Loan

On January 12, 2010, the Company received a short-term note of RMB 12,000,000 (approximately $1,765,200).  The note is due January 11, 2011 and bears interest at 5.841%.  On August 19, 2010, the Company repaid RMB 2,000,000 ($294,200).   The loan is guaranteed by Dalian Union-Chuangye Bonding Company (“Dalian Union”).  To guarantee the loan, Dalian Union required (1) the Company pay an RMB 1,200,000 (approximately $180,000) deposit, (2) pledge 17 private homes belonging to the company’s staff, (3) two share holders pledge their stock in the Company, (4) CEO and his wife guarantee the debt with unlimited joint liability and (5) a third party  guarantees the debt as an unlimited joint liability counter-guarantor.  The balance outstanding at September 30, 2010 is $1,497,000.  Interest expense on the short-term note for the nine months ended September 30, 2010 was $65,000

Dalian Heavy Mining Equipment Manufacturing Co., Ltd.
Notes to Financial Statements
December 31, 2009 and 2008
And September 30, 2010 and 2009 (unaudited)

Note 10 – Commitments and Contingencies

The Company has entered into non-cancelable leases for three buildings in Dalian which include the Company’s office headquarters and two separate manufacturing facilities.  The leases require monthly payments of $67,657, $52,941 and $88,235 for each facility, respectively.  The Company recorded rent expense of $121,093 and $121,965 for the for the nine months ended September 30, 2010 and 2009, respectively, and $164,933 and $83,936 for the years ended December 31, 2009 and 2008, respectively.

The future minimum lease payments under these leases are as follows:

Years Ending
December 31,	Amount
2010	$150,000
2011	208,823
2012	179,411
2013	56,373
Total	$594,607